FOURTH AMENDMENT TO CREDIT AGREEMENT



     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment") is dated as of the 30th day of July, 2000 among CULP, INC. (the "Borrower"), WACHOVIA BANK, N.A. (successor by merger to Wachovia Bank of Georgia, N.A.), as Agent (the "Agent"), FIRST UNION NATIONAL BANK (successor by merger to First Union National Bank of North Carolina), as Documentation Agent (the "Documentation Agent"), and WACHOVIA BANK, N.A. (successor by merger to Wachovia Bank of North Carolina, N.A.), FIRST UNION NATIONAL
     BANK, and SUNTRUST BANK (formerly known as SunTrust Bank, Atlanta)(collectively, the "Banks");



                            W I T N E S S E T H :

     WHEREAS, the Borrower, the Agent, the Documentation Agent and the Banks executed and delivered that certain Credit Agreement, dated as of April 23, 1997, as amended by First Amendment to Credit Agreement dated as of July 22, 1998, Second Amendment to Credit Agreement dated as of October 26, 1998, and Third Amendment to Credit Agreement dated as of April 28, 2000 (as so amended, the "Credit Agreement"); and

     WHEREAS, the Borrower has requested, and the Agent, the Documentation Agent and the Banks have agreed to certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent, the Documentation Agent and the Banks hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2. Amendment to Section 1.01. Section 1.01 of the Credit Agreement hereby is amended by adding the following definition in the proper alphabetical order:
"Fourth Amendment Effective Date" means July 30, 2000.

3. Amendment to Section-2.06(a). Section-2.06(a) of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

            (a) "Applicable Margin" means:

                  (i) for the period commencing on the Fourth Amendment Effective Date to the first Performance Pricing Determination Date after the Fourth Amendment Effective Date, (x) for any Base Rate Loan, 0.00%, and (y) for any Euro-Dollar Loan or Foreign Currency Loan, 0.275%; and

                  (ii) from and after the first Performance Pricing Determination Date after the Fourth Amendment Effective Date, (x) for any Base Rate Loan, 0.00% and (y) for each Euro-Dollar Loan or Foreign Currency Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt/EBITDA Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

            Debt/EBITDA Ratio                         Applicable Margin

            <= 3.0 to 1.0                                   1.10%

            > 3.0 to 1.0 but
            <= 3.25 to 1.0                                  1.30%

            > 3.25 to 1.0 but
            <= 3.50 to 1.0                                  1.50%

            > 3.50 to 1.0                                   1.60%

            In determining interest for purposes of this Section 2.06 and fees for purposes of Section 2.07, the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.06 or fees pursuant to Section 2.07, the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is the last date on which such financial statements are permitted to be delivered pursuant to Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (x) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (y) no fees or interest shall be decreased pursuant to this Section 2.06 or Section 2.07 if a Default is in existence on the Performance Pricing Determination Date.

4. Amendment to Section 2.07(a). Section 2.07(a) of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

            (a) The Borrower shall pay to the Agent, for the ratable account of each Bank, a facility fee, on the aggregate amount of such Bank's Commitment (without taking into account the amount of the outstanding Loans made by such Bank), at a rate per annum equal to 0.30%. Such facility fees shall accrue from and including the Closing Date to (but excluding the Termination Date) and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

5. Amendment to Section 5.19. Section 5.19 of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

            SECTION 5.19. Interest and Leases Coverage. At the end of each Fiscal Quarter, the Interest and Leases Coverage Ratio shall not have been less than: (i) for the period from and including the first Fiscal Quarter of Fiscal Year 2001 through and including the fourth Fiscal Quarter of Fiscal Year 2001, 2.25 to 1.0; and (ii) at all times thereafter, 3.0 to 1.0.

6. Amendment to Section 5.21. Section 5.21 of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

            SECTION 5.21. Debt/EBITDA Ratio. At the end of each Fiscal Month, the Debt/EBITDA Ratio will be (i) for each Fiscal Month of Fiscal Year 2001, less than 3.75 to 1.0, and (ii) for each Fiscal Month thereafter, less than 3.50 to 1.0.

7. Amendment to Exhibit F. Exhibit F hereby is amended by deleting paragraphs 5 and 7 thereof and substituting therefor paragraphs 5 and 7 set forth in Exhibit F attached hereto.

8. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof, except to the extent that any representation or warranty related to an earlier specified date, and with specific reference to this Fourth Amendment and all other loan documents executed and/or delivered in connection herewith.

9. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

10. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

11. Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

12. Section References. Section titles and references used in this Fourth Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

13. No Default. To induce the Agent, the Documentation Agent and the Banks to enter into this Fourth Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists
(i)-no Default or Event of Default and (ii)-no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Banks under the Credit Agreement.

14. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrower.

15. Governing Law. This Fourth Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

16. Conditions Precedent. This Fourth Amendment shall become effective only upon (i) execution and delivery of this Fourth Amendment by each of the parties hereto, and (ii) payment to the Agent, for the ratable account of each Bank, of a fully-earned and non-refundable fee in an amount equal to 0.05% of each Bank's Commitment.



      IN WITNESS WHEREOF, the Borrower, the Agent, the Documentation Agent and each of the Banks has caused this Fourth Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                       CULP, INC.,
                                       (SEAL)
                                       as Borrower

                                       By:  __________________________________
                                                Title:

                                       WACHOVIA BANK, N.A. (successor by
                                       merger to Wachovia Bank of Georgia,
                                       N.A. and Wachovia Bank of North
                                       Carolina, N.A.), as Agent and as a
                                       Bank
                                       (SEAL)


                                       By:  __________________________________
                                                Title:


                                       FIRST UNION NATIONAL BANK (successor
                                       by merger to First Union National Bank
                                       of North Carolina),
                                       as Documentation Agent and as a Bank
                                       (SEAL)


                                       By:  __________________________________
                                                Title:


                                       SUNTRUST BANK (formerly known as
                                       SunTrust Bank, Atlanta),
                                       as a Bank
                                       (SEAL)


                                       By:  __________________________________
                                                Title:

                                  EXHIBIT F

5.     Interest and Leases Coverage (Section 5.19)

      At the end of each Fiscal Quarter, the Interest and Leases Coverage Ratio shall not have been less than: (i) for the period from and including the fourth Fiscal Quarter of Fiscal Year 2000 through and including the fourth Fiscal Quarter of Fiscal Year 2001, 2.25 to 1.0; and (ii) at all times thereafter, 3.0 to 1.0.

      (a)  EBILTDA - Schedule 1                             $______________

      (b)  Consolidated Net Interest Expense
          - Schedule 1                                      $______________

      (c)  Consolidated Lease Expense
          - Schedule 1                                      $______________

      (d)  Sum of (b) and (c)                               $______________

      (e)  Actual ratio of (a) to (d)                        _____  to 1.0

             Minimum Ratio                                   [2.25 to 1.0]
                                                             [3.0 to 1.0]

6.    Debt/EBITDA Ratio (Section 5.21)

      At the end of each Fiscal Month, the Debt/EBITDA Ratio will be (i) for each Fiscal Month of Fiscal Year 2001, less than 3.75 to 1.0, and (ii) for each Fiscal Month thereafter, less than 3.50 to 1.0.

      (a)  Total Debt                                       $ _____________

      (b)  EBITDA
            - Schedule 1                                    $ _____________

      (c)  Actual ratio of (a) to (b)                         _____  to 1.0

      Maximum ratio                                         [3.75 to 1.0]
                                                            [3.50 to 1.0]